EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Multimedia Platforms, Inc.

2929 East Commercial Blvd, Suite Ph-D

Fort Lauderdale, FL

We hereby consent to the incorporation by reference in Form 8-K/A of Multimedia Platforms, Inc. of our report dated February 3, 2016, relating to the financial statements which appear in this Form 8-K/A.

/s/ Baum & Company, P.A.

Baum & Company, P.A.